Exhibit 10.1

STOCK YARDS BANK AND TRUST COMPANY 2005 restated SENIOR OFFICERS SECURITY PLAN

STOCK YARDS BANK AND TRUST COMPANY

2005 Restated SENIOR OFFICERS SECURITY PLAN

Table of Contents
PAGE

ARTICLE I	DEFINITIONS	1

ARTICLE II	ELIGIBILITY AND MEMBERSHIP	4
2.1	Selection for Membership	4
2.2	Plan Agreement	4

ARTICLE III	DEATH BENEFIT	4
3.1	Death Benefit Before Termination of Employment	4
3.2	Payment of Premium is Sole Promise of Bank	4
3.3	Death Benefit after Termination of Employment	5

ARTICLE IV	RETIREMENT BENEFIT	5
4.1	Retirement Benefit Payment	5
4.2	Payment After a Change of Control	5
4.3	No Retirement Benefit if Death Benefit is Paid	5

ARTICLE V	VESTING AND FORFEITURE OF BENEFITS	6
5.1	Full Vesting At Disability and Change in Control	6
5.2	Year of Service	6
5.3	Forfeiture	6

ARTICLE VI	SOURCE OF BENEFITS	6
6.1	Unsecured Creditor	6
6.2	Split Dollar Agreement	7
6.3	The Bank Owns Policies	7
6.4	No Duplication	7

ARTICLE VII	TERMINATION, OF PARTICIPATION	7

ARTICLE VIII	TERMINATION, AMENDMENT, MODIFICATION, OR SUPPLEMENT OF PLAN	8
8.1	Right to Amend or Terminate	8
8.2	Obligations Cease	8

ARTICLE IX	ADMINISTRATION OF PLAN	8
9.1	Plan Administration	8
9.2	Functioning of Committee	9

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9.3	Majority Vote; Written Actions	9
9.4	Discretionary Authority	9
9.5	Reliance on Experts	9
9.6	Indemnification of Committee	9
9.7	Benefit Certification	10
9.8	Bank To Supply Information	10

ARTICLE X	BENEFICIARY	10

ARTICLE XI	CLAIMS PROCEDURES	10
11.1	Presentation of Claim	10
11.2	Notification of Decision	11
11.3	Review of a Denied Claim	11
11.4	Decision on Review	12
11.5	Legal Action	12

ARTICLE XII	MISCELLANEOUS	12
12.1	No Right to Continued Employment	12
12.2	Separate Benefits	13
12.3	No Alienation or Assignment	13
12.4	Notices	13
12.5	Binding Effect	13
12.6	Governing Plan	13
12.7	Pronouns	14
12.8	Participating Companies	14

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STOCK YARDS BANK AND TRUST COMPANY

2005 RESTATED SENIOR OFFICERS SECURITY PLAN

PURPOSE

          The purpose of the Stock Yards Bank and Trust 2005 Company Restated Senior Officers Security Plan is to provide specified benefits to a select group of management and highly compensated Employees who contribute materially to the continued growth, development and future business success of Stock Yards Bank and Trust Company. This Plan is restated effective January 1, 2005 to, among other things, comply in good faith with new Internal Revenue Code Section 409A regulating the design of "deferred compensation."

ARTICLE I DEFINITIONS

For purposes hereof, unless otherwise clearly apparent from the context, the following phrases or terms shall have the indicated meanings:

1.1 "Beneficiary" shall mean the person or persons or the estate of a Member entitled to receive any benefits under this Plan, in accordance with Articles III and XII hereof.

1.2 "Bank" shall mean the Stock Yards Bank and Trust Company.

1.3 A "Change of Control" of the Holding Company shall be deemed to have occurred if:

        (a)     (i)     any Person (as defined in this definition) is or becomes the Beneficial Owner (as defined in this definition) of securities of the Holding Company representing 20% or more of the combined voting power of the Holding Company's then outstanding securities (unless (A) such Person is the Beneficial Owner of 20% or more of such securities as of April 26, 1995 or (B) the event causing the 20% threshold to be crossed is an acquisition of securities directly from the Holding Company);

                    (ii)     during any period of two consecutive years beginning after April 26, 1995, individuals who at the beginning of such period constitute the Board of Directors of the Holding Company and any new director (other than a director designated by a person who has entered into an agreement with the Holding Company to effect a transaction described in clause (i), (iii) or (iv) of this Change of Control definition) whose election or nomination for election was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute a majority of the Board of Directors of the Holding Company;

                    (iii)     the shareholders of the Holding Company approve a merger or consolidation of the Holding Company with any other corporation (other than a merger or consolidation which would result in the voting securities of the Holding Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the entity surviving such merger or consolidation), in combination with voting securities of the Holding Company or such surviving entity held by a trustee or other fiduciary pursuant to any employee benefit plan of the Holding Company or such surviving entity or of any subsidiary of the Holding Company or such surviving entity, at least 80% of the combined voting power of the securities of the Holding Company or such surviving entity outstanding immediately after such merger or consolidation); or

                    (iv)     the shareholders of the Holding Company approve a plan of complete liquidation or dissolution of the Holding Company or an agreement for the sale or disposition by the Holding Company of all or substantially all of the Holding Company's assets.

                  (b)     For purposes of the definition of Change of Control, "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended, as supplemented by Section 13(d)(3) of such Act; provided, however, that Person shall not include (i) the Holding Company, any subsidiary or any other Person controlled by the Holding Company, (ii) any trustee or other fiduciary holding securities under any employee benefit plan of the Holding Company or of any subsidiary, or (iii) a corporation owned, directly or indirectly, by the shareholders of the Holding Company in substantially the same proportions as their ownership of securities of the Holding Company.

                  (c)     For purposes of the definition of Change of Control, a Person shall be deemed the "Beneficial Owner" of any securities which such Person, directly or indirectly, has the right to vote or dispose of or has "beneficial ownership" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of, including pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that: (i) a Person shall not be deemed the Beneficial Owner of any security as a result of an agreement, arrangement or understanding to vote such security (x) arising solely from a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder or (y) made in connection with, or to otherwise participate in, a proxy or consent solicitation made, or to be made, pursuant to, and in accordance with, the applicable provisions of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder; in either case described in clause (x) or clause (y) above, whether or not such agreement, arrangement or understanding is also then reportable by such Person on Schedule 13D under the Securities Exchange Act of 1934, as amended (or any comparable or successor report); and (ii) a Person engaged in business as an underwriter of securities shall not be deemed to be the Beneficial Owner of any securities acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.

1.4 "Code" means the Internal Revenue Code of 1986, as amended.

1.5 "Committee" shall mean the Administrative Committee appointed to manage and administer the Plan in accordance with the provisions of Article XI hereof.

          1.6     "Employee" shall mean any person who is in the regular full-time employment of the Bank as determined by the personnel rules and practices of the Bank. The term does not include persons who are retained by the Bank as consultants only.

1.7 "Holding Company" shall mean SY Bancorp, Inc.

1.8 "Member" shall mean an Employee who is selected and elects to participate in the Plan as provided in Article II hereof.

1.9 "Plan" shall mean the Stock Yards Bank and Trust Company 2005 Restated Senior Officers Security Plan.

          1.10     "Plan Agreement" shall mean the written agreement, substantially in the form attached hereto as Exhibit 1 or with such other changes as the committee, in its discretion shall determine appropriate, which is entered into by and between the Bank and an Employee selected to become a Member as a condition to membership in the Plan.

          1.11     "Retirement Benefit" shall mean that benefit set forth in the Member's Plan Agreement, which may either be described as a defined benefit at a certain age, or a defined contribution per year while participating, which, as and when vested, will be payable plus earnings or losses to the Member at the age set forth in the Plan Agreement.

          1.12     "Split Dollar Agreement" shall mean an agreement, substantially in the form attached hereto as Exhibit 2 but with such changes as the Committee in its discretion shall deem appropriate in each case, which may be entered into with a Member to provide for payment of Death Benefits in accordance with Article III hereof.

          1.13     "Total Disability" of any Employee will mean that the Employee is unable, because of bodily injuries sustained or disease originating after becoming a Member of the Plan to perform any and every duty of the Employer's regular occupation. However, after a period of such Total Disability has continued for 60 months, the Employee will be deemed to be totally disabled only if unable, because of such bodily injury or sickness, to perform any and every duty of any occupation for which the Employee is reasonably fitted by education, training or experience. The total and irrecoverable loss of the sight of both eyes, or the use of both hands or both feet or of one hand and one foot, will be considered Total Disability.

          1.14     "Termination of Employment" shall be deemed to have occurred at the close of business on the last day on which an Employee is carried as an active employee on the records of Bank and any other entity that is considered a single employer with Bank under Code Section 414(b) or 414(c). The Committee shall determine, consistent with Code Section 409A and guidance issued thereunder, whether an authorized leave of absence, change in status to that of purely a contractor or Board member, or other absence on military or government service, constitutes Termination of Employment for purposes of the Plan.

ARTICLE II ELIGIBILITY AND MEMBERSHIP

          2.1     Selection for Membership. In order to be eligible for membership in the Plan, an Employee must be selected by the Board of Directors of the Bank which, in its sole discretion, shall determine eligibility for membership in accordance with the purposes of the Plan.

          2.2     Plan Agreement. An Employee, after having been selected for membership shall, as a condition to membership, complete and return to the Committee a duly executed Plan Agreement, in the form attached as Exhibit 1 hereof electing to participate in the Plan and agreeing to the terms of the benefits offered to that Member by the Plan Agreement.

ARTICLE III DEATH BENEFIT

          3.1     Death Benefit Before Termination of Employment. In the event a Member dies before Termination of Employment, the Bank will pay or cause to be paid a Death Benefit to such member's Beneficiary in the amount or amounts set forth in his Plan Agreement and as therein specified, commencing as soon as practicable following the date of death of the Member. Upon payment of this Death Benefit, all rights (whether or not then vested) to a Retirement Benefit shall be forfeited. In the event the Death Benefit set forth in the Plan Agreement is provided for via a Split Dollar life insurance policy or other similar insurance policy, the obligation of the Bank shall be to pay the premiums on said policy as set forth in the Split Dollar Agreement (Exhibit 2) and in such event the Death Benefit shall be the proceeds of the policy, if any, payable to the Employee under the Split Dollar Agreement, and the Bank shall have no obligation to make any payment other than the premiums on said policy. The obligation of the Bank to pay premiums on said policy shall cease upon termination of this Plan pursuant to Article VIII hereof, or a Member's Termination of Employment, provided that, for this purpose, Termination of Employment shall not be deemed to have occurred if the Member ceases active service due to Total Disability.

          3.2     Payment of Premium is Sole Promise of Bank. The Bank will continue to pay or cause to be paid the premiums on any Split Dollar life insurance policy provided for in a Split Dollar Agreement or shall pay any other designated Death Benefit only if Member is an employee (or, if not active, ceased active work due to Total Disability) at the date of death, and Member's Plan Agreement is kept in force until such time of death.

          3.3     Death Benefit after Termination of Employment. If a Member has left the Bank's employ other than due to Total Disability before death with a vested Retirement Benefit pursuant to his Plan Agreement which has not yet been fully paid, the Death Benefit hereunder shall be the vested Retirement Benefit, or, for a Member in pay status receiving his Retirement Benefit, the remaining unpaid portion of the vested Retirement Benefit, paid as and when otherwise payable, in lieu of any other Death Benefit provided for in the Plan Agreement or in the Split Dollar Agreement.

ARTICLE IV RETIREMENT BENEFIT

          4.1     Retirement Benefit Payment. Unless a Change of Control occurs, the Bank shall pay (or cause to be paid) such Member's vested interest in his Retirement Benefit at the time and in the manner set forth in his Plan Agreement. Notwithstanding anything herein or in the Plan Agreement to the contrary, in the case of a Member who is a "key employee" within the meaning of Code Section 416(i) for the year in which the distribution would otherwise take place, the distribution shall not commence earlier than six months after the effective date of the Member's Termination of Employment or as otherwise allowed in guidance issued by the Internal Revenue Service under Code Section 409A.

          4.2     Payment after A Change of Control.. If a Member incurs a Termination of Employment before, or within 15 months after a Change of Control, then in lieu of the payments (or remaining payments) set forth in Section 4.1(a), or payments to a beneficiary in accordance with Section 3.3., the Bank shall pay or cause to be paid to such Member (or Beneficiary) as soon as possible (and in any event within 30 days) following the later of the Change of Control or the Termination of Employment (plus 6 months if the second sentence of Section 4.1(a) applies), as a Retirement Benefit, an amount equal to the then-present value of such Member's remaining vested interest in his Retirement Benefit, as set forth in his Plan Agreement at the time the Change of Control occurs. Any payment under this Section 4.1(b) shall be made in a single lump sum notwithstanding any provision to the contrary in the Plan Agreement. The present value of any such Retirement Benefit shall be determined using a discount rate equal to 120% of the "applicable federal rate" (determined under Code Section 1274 and the regulations thereunder), compounded semi-annually. If, for purposes of compliance with the design criteria of Code Section 409A, acceleration of payment (and change in the form to a lump sum) for a Member (or Beneficiary) where Termination of Employment occurred prior to a Change of Control can only be allowed if the Change of Control also meets the definition of that term in guidance under Code Section 409A, then only if the Change in Control comes within that Code Section 409A definition will such a benefit be accelerated and paid in a lump sum.

          4.3     No Retirement Benefit if Death Benefit is Paid. Notwithstanding any provision to the contrary, no Retirement Benefit, even if vested, shall be paid under any circumstances to a Member on whose behalf a Death Benefit under Section 3.1 or Section 3.2 is paid, or pay a death benefit (other than remaining Retirement Benefit payments) to any person to whom a Retirement Benefit has begun to be paid.

ARTICLE V VESTING AND FORFEITURE OF BENEFITS

          5.1     Full Vesting At Disability and Change in Control. A Member shall become 100% vested in all Retirement Benefits provided under this Plan and his Plan Agreement if, while the Member is an Employee, such Member becomes Totally Disabled or a Change of Control occurs. If a Member ceases to be an Employee for any reason other than a Total Disability before a Change of Control occurs, the Member's vested interest in the benefits provided under this Plan and his Plan Agreement shall be determined as of the date he ceases to be an Employee in accordance with the vesting schedule set forth in his Plan Agreement based on his Years of Service at that time. The Bank in its sole discretion may waive accelerate all or any part of a Member's vesting schedule.

          5.2     Year of Service. For purposes of this Plan, a Year of Service shall mean each 12 consecutive month period of employment as an Employee beginning on a Member's first date of employment as an Employee and on each anniversary of that date. If a Member ceases to be an Employee during any such 12 month period of employment, no credit will be given for vesting purposes for such partial year of employment. A Member's employment as an Employee and Years of Service shall be deemed to include any leave of absence authorized by the Bank (including for military, medical or other reasons).

          5.3     Forfeiture. All rights to Retirement Benefits hereunder, whether or not vested, shall cease and be forfeited upon payment to a Member's beneficiary of the Death Benefit provided in Section 3.1 and 3.2 hereof. The portion of any Retirement Benefit not yet vested shall be forfeited, as shall all rights to Death Benefits under a Split Dollar Agreement in accordance with Sections 3.1 and 3.2 hereof, immediately upon a Termination of Employment.

ARTICLE VI SOURCE OF BENEFITS

          6.1     Unsecured Creditor. Amounts payable hereunder shall be paid exclusively from the general assets of the Bank, and no person entitled to payment hereunder shall have any claim, right, security interest or other interest in any fund, trust account, insurance contract, or asset of the Bank which may be looked to for such payment, other than as provided in any Split Dollar Agreements entered into hereunder. The Bank's liability for the payment of benefits hereunder shall be evidenced only by this Plan and each Plan Agreement and related Split Dollar Agreement (if any) entered into between the Bank and a Member.

          6.2     Split Dollar Agreement. While the Bank shall not be obligated to invest in any specific asset or fund, or purchase any insurance policy in order to provide the means for payment of any liabilities under the Plan, the Bank may elect to do so and, in such event, no Member shall have any interest whatever in such asset, fund or insurance policy other than as set forth in a separate Split Dollar Agreement signed by Member and the Bank. In the event the Bank elects to purchase insurance contracts on the life of a Member as a means of making, offsetting or contributing to any payment, in full or in part, which may become due and payable by the Bank under the Plan or a Member's Plan Agreement, such Member agrees to cooperate in the securing of life insurance on his life by furnishing such information as the Bank and the insurance carrier may require, including the results and reports of previous Bank and other insurance carrier physical examinations, taking such additional physical examinations as may be requested, and taking any other action which may be requested by the Bank and the insurance carrier to obtain such insurance coverage. If a Member does not cooperate in the securing of such life insurance, or if the Bank for any reason is unable to obtain life insurance in the requested amount on the life of a Member, the Bank shall have no further obligation for Death Benefits to such Member under the Plan and such Member's Plan Agreement shall be deemed amended to that effect, but the Member's right to a Retirement Benefit hereunder shall, to the extent vested, continue until paid.

          6.3     The Bank Owns Policies. The Bank shall be the sole owner of any insurance policy or policies acquired on the life of a Member, with all incidents of ownership therein, including (but not limited to) the right to cash and loan values, dividends (if any), death benefits, and the right of termination thereof, and a Member shall have no interest whatever in such policy or policies (if any), and shall exercise none of the incidents of ownership thereof, unless otherwise provided for in a Split Dollar Agreement with regard thereto.

          6.4     No Duplication. The Bank shall have no obligation for Death Benefits to a Member under the Plan or Member's Plan Agreement, except as otherwise expressly provided in the Plan, if the Bank purchases life insurance on a Member's life pursuant to the Plan and enters into a Split Dollar Agreement with respect thereto, and the circumstances of the Member's death preclude payment of death proceeds under the contract.

ARTICLE VII TERMINATION OF PARTICIPATION

          Either a Member or the Bank may terminate a Member's participation in the Plan and his Plan Agreement at any time by giving the other written notice of such termination. Thereafter, the Member's sole rights under this Plan shall be to payment of the Retirement Benefits previously vested (with no percentage increase thereafter for future Years of Service), as and when otherwise payable hereunder, and all rights to a Death Benefit, other than pursuant to Section 3.3 hereof, shall cease.

ARTICLE VIII TERMINATION, AMENDMENT, MODIFICATION, OR SUPPLEMENT OF PLAN

          8.1     Right to Amend or Terminate. The Bank reserves the right to terminate, amend, modify or supplement this Plan, wholly or partially, at any time and from time to time. The Bank likewise reserves the right to terminate, amend, modify, or supplement any Plan Agreement, wholly or partially, at any time and from time to time. Such right shall be exercised for the Bank by the Committee, provided, however, that:

(a) No action to terminate the Plan shall be taken except upon written notice to each Member to be affected thereby, which notice shall be given not less than 30 days prior to such action;

                    (b)     No action to amend, modify or terminate the Plan or a Plan Agreement shall adversely affect a Member's right to a Retirement Benefit, to the extent vested at the time of that amendment, or to a Death Benefit due as a result of death prior to the amendment, other than as the Committee deems necessary to protect the expected tax results of the benefits (ordinary income and employment taxes, and no excise taxes, payable as and when Retirement Benefits are actually paid hereunder) in accordance with Code Section 409A as it may be interpreted from time to time.

                    (c)     Payment of benefits vested under the Plan or a Plan Agreement at the time of any amendment or termination may not be accelerated by action of the Bank or Committee, other than as allowed under Code Section 409A.

          8.2     Obligations Cease. Upon the termination of this Plan or any Plan Agreement and payment of all vested benefits due thereunder, the Bank shall be under no further obligation under either this Plan or any Plan Agreement so terminated.

ARTICLE IX ADMINISTRATION OF PLAN

          9.1     Plan Administration. The general administration of this Plan, as well as construction and interpretation thereof, shall be vested in the entire Board of Directors, unless and until it shall appoint a Committee from members of the Board, the number and Members of which shall be designated and appointed from time to time by, and shall serve at the pleasure of the Board of Directors of the Bank (the body with the administrative authority shall be referred to as the "Committee"). Any member of the Committee may resign by notice in writing filed with the Secretary of the Committee. Vacancies shall be filled promptly by the Board of Directors of the Bank. Each person appointed a member of the Committee shall signify his acceptance by filing a written acceptance with the Secretary of the Committee.

          9.2     Functioning of Committee. The Board of Directors of the Bank may designate one of the members of the Committee as Chairman and may appoint a Secretary who need not be a member of the Committee. The Secretary shall keep minutes of the Committee's proceedings and all data, records and documents relating to the Committee's administration of the Plan. The Committee may appoint from its number such subcommittees with such powers as the Committee shall determine and may authorize one or more members of the Committee or any agent to execute or deliver any instrument or make any payment on behalf of the Committee.

          9.3     Majority Vote; Written Actions. All resolutions or other actions taken by the Committee shall be by vote of a majority of those present at a meeting at which a majority of the Members are present, or in writing by all the members at the time of office if they act without a meeting.

          9.4     Discretionary Authority. The Committee shall have the authority in its sole discretion (i) to make, amend, interpret and enforce such rules and regulations for the administration of this Plan as it deems necessary or appropriate; and (ii) to decide or resolve any and all questions, including facts regarding claims for benefits, and make any interpretations with respect to the Plan or a Plan Agreement that may arise. Decisions need not be uniform as among Members. The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

          9.5     Reliance on Experts. The Members of the Committee and the officers and directors of the Bank shall be entitled to rely on all certificates and reports made by any duly appointed accountants, and on all opinions given by any duly appointed legal counsel. Such legal counsel may be counsel for the Bank.

          9.6     Indemnification of Committee. No member of the Committee shall be liable for any act or omission of any other member of the Committee, nor for any act or omission on his own part, excepting only his own willful misconduct. The Bank shall indemnify and save harmless each member of the Committee against any and all expenses and liabilities arising out of his membership on the Committee, excepting only expenses and liabilities arising out of his own willful misconduct. Expenses against which a member of the Committee shall be indemnified hereunder shall include, without limitation, the amount of any settlement or judgment, costs, counsel fees, and related charges reasonably incurred in connection with a claim asserted, or a proceeding brought or settlement thereof. The foregoing right of indemnification shall be in addition to any other rights to which any such member of the Committee may be entitled as a matter of law.

          9.7     Benefit Certification. In addition to the powers hereinabove specified, the Committee shall have the power to compute and certify under the Plan the amount and kind of benefits from time to time payable to Members and their Beneficiaries and to authorize all disbursements for such purposes.

          9.8     Bank To Supply Information. To enable the Committee to perform its functions, the Bank shall supply full and timely information to the Committee on all matters relating to the compensation of all Members, their retirement, death or other cause for termination of employment, and such other pertinent facts as the Committee may require.

ARTICLE X BENEFICIARY

          A Member shall designate his Beneficiary to receive benefits under the Plan by completing the appropriate space in the Plan Agreement. If more than one Beneficiary is named, the shares and/or precedence of each Beneficiary shall be indicated. A Member shall have the right to change the Beneficiary by submitting to the Committee a change of Beneficiary in the form attached as Exhibit 3; hereof and making the identical change on any form required by the insurer under a Split Dollar Agreement; provided, however, no change of beneficiary shall be effective until acknowledged in writing by the Bank. If the Bank has any doubt as to the proper Beneficiary to receive payments hereunder, the Bank shall have the right to withhold such payments until the matter is finally adjudicated. Any payment made by the Bank, in good faith and in accordance with this Plan, shall fully discharge the Bank from all further obligations with respect to such payment.

ARTICLE XI CLAIMS PROCEDURES

          11.1     Presentation of Claim. Any Member or Beneficiary who believes that he or she is entitled to benefits under the Plan in an amount greater than those received (a "Claimant") may deliver to the Committee a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan. Any claim that relates to the contents of a notice received by the Claimant from the Plan must be made within 60 days after such notice was received by the Claimant. Any other claim must be made within 180 days of the date on which the event that gave rise to the claim occurred. All claims must state with particularity the determination desired by the Claimant.

          11.2     Notification of Decision. The Committee shall consider a Claimant's claim and shall notify the claimant in writing of its determination within a reasonable amount of time and not later than 90 days from the date on which the claim was filed, unless special circumstances require an extension of time, in which case the Committee shall notify the Claimant of its determination within 180 days of the date on which the claim was filed. In the event that special circumstances require an extension of time, the Claimant will be provided with written notice of the extension within the initial 90-day period, which notice shall explain the circumstances requiring an extension and provide the date on which the Committee expects to render a decision on the claim. Notice of the Committee's determination shall provide either:

(a) that the Claimant's requested determination has been made and that the claim has been allowed in full; or

                    (b)     that the Committee has reached a conclusion that is contrary, in whole or in part, to the Claimant's requested determination, in which case such notice shall set forth in a manner calculated to be understood by the Claimant:

(i) specific reason(s) for the denial of the claim or any part thereof;

(ii) specific reference(s) to pertinent provisions of the Plan upon which such denial was based;

(iii) a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and

(iv)

an explanation of the claim review procedure set forth in Section 15.3 below, including applicable time limits and a statement of such Claimant's right to bring a civil action under Section 502(a) of ERISA in the event that the denial is upheld on review.

          11.3     Review of a Denied Claim. Within 60 days after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant's duly authorized representative) may file with the Board (the "Appeal Committee") a written request for a review of the denial of the claim. Thereafter, the Claimant (or the Claimant's duly authorized representative) shall have the right to:

(a) review documents pertinent to the claim;

(b) submit written comments or other documents or information; and

(c) request a hearing, which the Appeal Committee in its sole discretion may grant or deny.

When reviewing a denied claim, the Appeal Committee shall take into account all comments, documents, records and other information submitted by the Claimant (or his or her duly authorized representative) and relating to the claim, without regard to whether such material or information was considered during the initial benefit determination.

          11.4     Decision on Review. The Appeal Committee shall render a decision on review within a reasonable period of time and not later than 60 days after the written request for review is filed, unless a hearing is held or other special circumstances require additional time, in which case the Appeal Committee must provide the Claimant with written notice of the extension within the initial 60-day period and must render a decision within 120 days after the written request for review is filed. Any notice of extension must describe the circumstances requiring the extension and provide a date by which the Appeal Committee expects to render a decision. Notice of the decision on review shall be written in a manner calculated to be understood by the Claimant and, if the claim was denied in whole or in part, shall contain:

(a) specific reason(s) for the decision;

(b) specific reference(s) to the pertinent Plan provisions upon which the decision was based;

(c) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records and other information relevant to the claim; and

(d) a statement of the Claimant's right to bring a civil action under Section 502(a) of ERISA.

          11.5     Legal Action. Compliance by a Claimant with the foregoing provisions of this Article XI shall be a mandatory prerequisite to the Claimant's right to commence any legal action with respect to any claim for benefits under this Plan.

ARTICLE XII MISCELLANEOUS

          12.1     No Right to Continued Employment. The Plan and Plan Agreement, either singly or collectively, do not in any way obligate, the Bank or any affiliate of the Bank to continue the employment of a Member with the Bank, nor does either limit the right of the Bank at any time and for any reason to terminate the Member's employment. Termination of a Member's employment with the Bank for any reason, whether by action of the Bank or Member shall immediately terminate his participation in the Plan and his Plan Agreement, and all further obligations of either party hereunder, except as may be otherwise provided in a Plan Agreement regarding vesting of a benefit based on service rendered prior to Termination of Employment. In no event shall the Plan or the Plan Agreement, either singly or collectively, by their terms, or implications constitute an employment contract of any nature whatsoever between the Bank and a Member.

          12.2     Separate Benefits. The benefits provided for a Member and Member's Beneficiary under the Plan are in addition to any other benefits available to such Member under any other plan or program of the Bank for its employees, and, except as may otherwise be expressly provided for, the Plan shall supplement and, shall not supersede, modify or amend any other plan or program of the Bank or a Member. Moreover, benefits under the Plan shall not be considered compensation for the purpose of computing contributions or benefits under any plan maintained by the Bank or any of its subsidiaries which is qualified under Sections 401(a) and 501(a), Internal Revenue Code of 1954, as amended.

          12.3     No Alienation or Assignment. No right or benefit under the Plan or a Plan Agreement shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities, or torts of the person entitled to such benefit. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Member or any other person, nor be transferable by operation of law in the event of a Member's or any other person's bankruptcy or insolvency. The preceding sentences shall apply to the creation, assignment or recognition of any right to any benefit payable with respect to a Member pursuant to a domestic relations order, unless such order is determined by the Committee or its agent to be a qualified domestic relations order, as defined in Section 414(p) of the Code. Payment will be made to an alternate payee under a qualified domestic relations order at the time that the Member to whom the order relates becomes entitled to a distribution pursuant to this Plan and the related Plan Agreement, and will be made to the alternate payee in the same form as payment is made to the Member, unless the Internal Revenue Service in published guidance under Code Section 409A allows the Plan to provide for earlier payment or a different form of payment if so ordered by a Court. Nothing in this Section 12.3 gives any Member a right to receive a distribution prior to the occurrence of one of the events described elsewhere in this Plan or a Plan Agreement, nor does it permit the alternate payee to receive a form of payment not permitted under the Plan.

          12.4     Notices. Any notice which shall be or may be given under the Plan or a Plan Agreement shall be in writing and shall be mailed by United States mail, postage prepaid. If notice is to be given to the Bank, such notice shall be addressed to the Bank at Post Office Box 32890, Louisville, Kentucky 40232, marked for the attention of the Secretary, Administrative Committee, 2005 Restated Senior Officers Security Plan; or if notice to a Member, addressed to the address shown on such Member's Plan Agreement. Any party may, from time to time, change the address to which notices shall be mailed by giving written notice of such new address.

12.5 Binding Effect. The Plan shall be binding upon the Bank and its successors and assigns, and upon a Member, his Beneficiary, assigns, heirs, executors and administrators.

12.6 Governing Plan. Except to the extent preempted by federal law, the Plan and Plan Agreement shall be governed and construed under the laws of the Commonwealth of Kentucky.

12.7 Pronouns. Masculine pronouns wherever used shall include female pronouns and the singular shall include the plural.

12.8 Participating Companies. Any corporation which an affiliate of the Bank may, with the approval of the Bank, adopt this Plan and thereby come within the definition of Bank in Article I hereof.

IN WITNESS WHEREOF, this 2005 Restated Senior Officers Security Plan is hereby amended as of the date set forth above, but actually on the date signed as indicated below.

STOCK YARDS BANK AND TRUST COMPANY

By:____________________________________

Title:___________________________________

Date:___________________________________

STOCK YARDS BANK AND TRUST COMPANY 2005 Restated SENIOR OFFICERS SECURITY PLAN EXHIBIT 1

MEMBER PLAN AGREEMENT

Name: ________________________________

1. Death Benefit (death while employed):
The Bank will enter into the Split Dollar Agreement attached hereto providing for the death benefits set forth therein.

2. Retirement Benefit:
Defined Benefit:
(i)	$_________, payable in installments of $__________ per year for 15 years beginning at Member's age 65 (whether or not then employed by the Bank); or,
(ii)

if earlier, the lump sum present value of that benefit to the extent vested in accordance with Part 3 of this Plan Agreement, using the discount rate set forth in Section 4.2 of the Plan in the event payment is made based on Termination of Employment before or shortly after a Change of Control as provided in that Plan Section; or

(iii)

if termination of Member's active service with Bank occurs before the Member's age 55 (as may be changed by the Member as set forth below), and no Change of Control occurs sooner, the actuarial equivalent present value (using the discount rate set forth in Plan Section 4.2 in effect at the time payments would begin) of the benefit in (i) above, to the extent then vested in accordance with Part 3 of this Plan Agreement, payable in 15 annual payments beginning at the Member's age 55. The age at which payments are to begin based on a pre-age 65 termination of Member's active service with Bank, may be delayed by election of the Member in writing, if such election is made in accordance with the requirements of Code Section 409A and at least 12 months before payment would otherwise be made hereunder, and the delayed payment beginning date/age is at least 5 years later than the date/age previously elected for payments to begin, but in no event later than Member's age 65.

OR
Defined Contribution:

The account balance calculated based on annual credits of $________ in Bank "contributions" each year, with earnings or losses and expenses credited or debited thereto as if such contributions were invested in __________________or such other investment as the Committee may from time to time designate to replace _____________ (the "Deemed Account"), payable

(i)

in 15 substantially equal installments (with the Deemed Account continuing to be credited or debited as if invested, and then adjusting for actual results of the deemed investment annually) over 15 years beginning at Member's age 65 (whether or not then employed by the Bank); or,

(ii)

if earlier, the portion of Deemed Account vested in accordance with Part 3 of this Plan Agreement, in lump sum (without regard to present value factors since not a defined benefit) at the time provided in Plan Section 4.2 in the event payment is made based on Termination of Employment before or shortly after a Change of Control; or

(iii)

if termination of Member's active service with Bank occurs before the Member's age 55 (as may be changed by the Member as set forth below), and no Change of Control occurs sooner, the portion of Deemed Account vested in accordance with Part 3 of this Plan Agreement, in 15 annual payments beginning at the Member's age 55. The age at which payments are to begin based on a pre-age 65 termination of Member's active service with Bank, may be delayed by election of the Member in writing, if such election is made in accordance with the requirements of Code Section 409A and at least 12 months before payment would otherwise be made hereunder, and the delayed payment beginning date/age is at least 5 years later than the date/age previously elected for payments to begin, but in no event later than Member's age 65.

4. VESTING:

Except to the extent vested in the schedule below, if the Member ceases to be employed by Bank as an Employee for whatever reason, with or without cause, voluntary or involuntary, the Member shall forfeit all benefits provided for herein. The Bank in its sole discretion may waive all or any part of this Forfeiture provision.

Vesting Schedule:

The Member shall become vested in the Retirement Benefit provided under the Plan and this Plan Agreement at a rate of __% for each Year of Service completed by the Member. The Member shall also become 100% vested in such benefits at such time as the Member shall become Totally Disabled or a Change of Control shall occur while the Member is employed by the Bank.

5. BENEFICIARY DESIGNATION:
Member hereby designates as Primary Beneficiary under this Agreement:
________________________________________________________________________
________________________________________________________________________

and Member hereby designates as Secondary Beneficiary under this Agreement:
________________________________________________________________________
________________________________________________________________________

The term Beneficiary as used herein, shall mean the Primary Beneficiary if such Primary Beneficiary survives the Member by at least 30 days, and shall mean the Secondary Beneficiary if Primary Beneficiary does not survive Employee by at least 30 days, and shall mean the estate of Member if neither Primary Beneficiary nor Secondary Beneficiary survives the Employee by at least 30 days. Member shall have the right to change Employee's designation of Primary Beneficiary and/or Secondary Beneficiary from time to time in such manner as shall be required by the Bank, it being agreed that no change in Beneficiary shall be effective until acknowledged in writing by Bank.

6. NOTICES:
Notices to Member shall be sent as follows:

Name ______________________________________________________________________

Street Address or
Post Office Box No. ___________________________________________________________

City and State ___________________________ Zip Code __________________________

7. SUPERSEDES PRIOR PLAN AGREEMENT:
This Plan Agreement supersedes the Plan Agreement dated the ___ day of ________, _____, previously entered into by the Member identified herein.

IN WITNESS WHEREOF, Stock Yards Bank and Trust Company and Employee have executed this Plan Agreement as of the ____ day of _________________, ____.

Member:	STOCK YARDS BANK AND TRUST COMPANY

___________________________________	By: _________________________________
(signature)
___________________________________
(Type or Print name)

STOCK YARDS BANK AND TRUST COMPANY 2005 Restated SENIOR OFFICERS SECURITY PLAN

Exhibit 2

FORM OF SPLIT DOLLAR AGREEMENT

ENDORSEMENT METHOD

"EMPLOYER PAY-ALL, SPLIT DOLLAR"

AGREEMENT

Insurer: ___________________________

Policy Numbers: ___________________________

Bank: STOCK YARDS BANK AND TRUST COMPANY, of Louisville, Kentucky

Relationship of Bank to Insured: EMPLOYER

Insured: ___________________________

The respective rights and duties of the Bank and Insured in the subject policies shall be as defined in the following numbered paragraphs, namely:

1.     DEFINITIONS (To the extent the definitions set forth in this Paragraph I conflict with the definition of these terms under the policy contracts, the definition in the policy contracts shall control.)

"DEATH PROCEEDS": Death Proceeds as used in this Agreement shall mean a Specified Amount set forth in the policy contracts, plus an increase on each anniversary date of each policy as identified above.

"CASH VALUES": Cash Values as used in this Agreement shall mean:

For Purposes of Policy Surrender, the Cash Surrender Value, as that term is defined in the policy contracts.

For Purposes Of Measuring Premium Payments And Obligations, the Accumulated Value or Policy Account Value, as those terms are described in the policy contract. (Applicable to policies with both cash values and accumulation values.)

"PLANNED PERIODIC PREMIUM": Planned Periodic Premium as used in this Agreement shall mean that premium level selected by the parties subject to the Insurer's minimum premium requirements.

"SOSP": SOSP as used in this Agreement shall mean the Senior Officers Security Plan #2 maintained by the Bank, as amended from time to time.

2. POLICY TITLE AND OWNERSHIP.

Title and ownership shall reside in the Bank for its use and for the use of insured, all in accordance with this Agreement. The Bank alone may, to the extent of its interest, exercise the right to borrow or withdraw on the policy cash values. Where the Bank and Insured (or his assignee, with the consent of the Insured) mutually agree to exercise the right to increase the coverage under the subject Split Dollar Policies, then, in such event, the rights, duties and benefits of the parties to such increased coverage shall continue to be subject to the terms of this Agreement.

3. BENEFICIARY DESIGNATION RIGHTS.

During such period as Insured is eligible for a death benefit under the SOSP, Insured (or his assignee) shall have the right and power to designate one or more than one beneficiary to receive his share of the proceeds payable under the subject policies on his death and to elect and change a payment option for such beneficiaries but subject to any right or interest the Bank may have in such proceeds as provided in this Agreement; provided, however, such beneficiary designation and payment option must be consistent with the beneficiary designation and payment option in effect under the SOSP. During all other periods, the Bank shall be the beneficiary of any proceeds payable on the death of the Insured under the subject policies.

4. EMPLOYER PAY-ALL PREMIUM PAYMENT METHOD.

Planned Periodic Premiums shall be paid annually as of the date of issue and upon each subsequent premium due date. The Bank shall pay an amount equal the planned periodic premium as agreed upon on the life insurance policies issued by the ___________________________ having specified amounts of $___________ and $__________ per year, respectively.

5. ASSUMPTION OP PREMIUM PAYMENT OBLIGATION BY THE OTHER PARTY.

In the event the Bank fails to fulfill its obligation to pay premiums as contemplated in Paragraph IV, the Insured may freely assume such obligation in which event the rights under each policy shall be altered in the manner described in Paragraph VIII.

6. DIVISION OF DEATH PROCEEDS OF POLICIES.

The division of death proceeds of each policy, when premiums are paid in strict accord with Paragraph IV and when insured's death occurs before the end of the grace period for any premium in default, is as follows:

If the Insured dies while employed by the Bank and eligible for a death benefit under the SOSP, the Bank shall be entitled to an amount equal to the greater of each policy's cash value as that term is defined in the policy contract, less any policy loans and unpaid interest or cash withdrawals previously incurred by the Bank, or the amount of premiums paid by the Bank. The cash values shall be determined as of the date of death.

The Insured's (or his assignee's) beneficiary(s), designated in accordance with Paragraph III, shall be entitled to the remainder of the death proceeds under each such policy.

Bank and Insured (or his assignee) shall share in any interest due on the death proceeds as their respective share of the proceeds as above-defined bears to the total proceeds excluding any such interest.

If Insured dies while not eligible for a death benefit under the SOSP, Bank will retain all rights and benefits under each policy and independently fulfill the obligations, if any, it has to the Insured under any separate agreement with insured, including, but not limited to, any obligations for retirement benefits under the SOSP.

Where there is a refund of unearned premium as provided in the contract of insurance, any refund shall be apportioned as follows:

(a)

Where insured (or his assignee) has contributed to the policy premium at the last required premium interval, the refund of unearned premiums shall be divided between the Bank and insured (or his assignee) as their respective share of the premium payment obligation bears to the total required for such interval.

(b) Where Insured (or his assignee) has not contributed to the premium at the last required premium interval, the refund of unearned premium shall be refunded in total to the tank.

Notwithstanding anything in this Agreement or the SOSP to the contrary, any death proceeds payable under the policies herein on behalf of Insured or his assignee shall be applied to satisfy the Bank's obligation to pay death benefits on behalf of Insured under the SOSP, and shall not be payable in addition to such benefits payable under the SOSP.

7. DIVISION OF THE CASH SURRENDER VALUE OF EACH POLICY.

Division of the cash surrender value of each policy, when premiums are paid in strict accord with Paragraph IV and when surrender occurs not later than sixty days after due date of any premium in default, are as follows:

The Bank shall be entitled to an amount equal to the policy's cash value, as that term is defined in the policy contract, less any policy loans and unpaid interest or cash withdrawals previously incurred by the Bank and any applicable policy surrender charges (the "net cash value"). Such cash value or net cash value shall be determined as of the date of surrender.

8. PARTIES' RIGHTS WHERE PREMIUM PAYMENT VARIATIONS EXIST.

When premiums are not paid in strict accord with Paragraph IV, division of death proceeds or net cash value of each policy, as in either case is defined in Paragraph VI or VII, shall be as follows:

In the event the Bank should pay less in the aggregate than the share of planned periodic premiums, as defined in Paragraph IV, then the Bank's share of death proceeds or of the net cash value of the policy on surrender shall be decreased within the limits of such proceeds or cash value, as the case may be, by the total amount of such decreased premiums. The Insured's (or his assignee's) designated beneficiary, in the event of death, and the Insured (or his assignee), in the event of surrender, shall be entitled to any remainder of death proceeds or net cash value.

Alternatively, should the Bank pay more in the aggregate than its share of premiums defined in Paragraph IV, then the Bank's share of death proceeds or of the cash value of the policy on surrender shall be increased within the limits of such proceeds or cash value, as the case may be, by the total amount of such increased premiums to the extent that such increased share does not exceed the sum of the Bank's premiums paid. The insured's (or his assignee's) designated beneficiary, in the event-of death, and the Insured (or his assignee), in the event of surrender, shall be entitled to any remainder of proceeds or cash value.

9. NONFORFEITURE DEATH PROCEEDS.

The Bank's share of death proceeds payable on the Insured's death while each policy is in force under any of its nonforfeiture provisions shall be an amount equal to the excess, if any, of the Bank's share of the policy's cash value at the date of default in premium payment (such share determined in the manner prescribed in Paragraphs VI or VIII in relation to the facts presented) over any indebtedness against the policy at Insured's death. The designated beneficiary(s) shall be entitled to any remainder of such proceeds.

10. NONFORFEITURE CASH VALUE.

The Bank's share of the cash value payable on surrender of each policy while it is in force under any of its nonforfeiture provisions shall be an amount equal to the lesser of: (a) the cash value at date of surrender (less any policy surrender charge) or (b) the excess, if any, of the Bank's share of the policy's cash value at the date of default in premium (such share determined in the manner prescribed in Paragraphs VII, VIII or IX in relation to the facts presented) over any indebtedness on the policy at date of surrender. Insured (or his assignee) shall be entitled to any remainder of such cash value, if and only if Insured has paid some premiums on the policy.

11. PREMIUM WAIVER.

If either policy contains a premium waiver provision or waiver of monthly deduction, such waived amounts shall be considered for all purposes of this Agreement as having been paid by the Bank.

12. RIGHTS OF PARTIES WHERE POLICY ENDOWMENT OR ANNUITY ELECTION EXISTS.

In the event the subject policy involves an endowment or annuity element, the Bank's right and interest in any endowment proceeds or annuity benefits, on expiration of the deferment period, if any, shall be determined under the provisions of this Agreement by regarding such endowment proceeds or the commuted value of such annuity benefits as the policy's cash value. The Bank's right and interest in endowment proceeds or in annuity benefits shall be fulfilled at the end of the endowment period or annuity payments under either the policy proper or under its settlement provisions. As contemplated herein, an annuity policy shall be considered to mature for its commuted value on the specific date stated in the policy on which benefits become payable or on a date elected by the Bank pursuant to the terms of the policy.

13. TERMINATION OF AGREEMENT.

This Agreement shall terminate upon the occurrence of any one of the following events:

(a)	Subject to Paragraph XVI., termination by either party upon submission of 30-day written notice to the other party;

(b)	Termination of the Insured's employment with Bank and all affiliates.

14. INSURED OR ASSIGNEE'S ASSIGNMENT RIGHTS.

Insured (or his assignee) may, at any time, assign to any individual, trust or other organization all of Insured's right, title and interest in the subject policies and all rights, options, privileges and duties created under this Agreement.

15. AGREEMENT BINDING UPON PARTIES.

This Agreement shall bind the Insured, the Bank, any policy beneficiary, and their heirs, executors, administrators, successors, transferees, personal representatives and assigns.

16. AMENDMENT.

This Agreement may be amended at any time and from time to time by a written instrument executed by the Bank; provided, however, if an amendment to or termination of this Agreement adversely affects the Insured's rights under this Agreement and directly results from an amendment to the SOSP that required the Insured's consent, the Insured must consent in writing to such amendment or termination of this Agreement.

17. INSURANCE COMPANY NOT A PARTY TO AGREEMENT.

The Insurer shall not be deemed a party to this Agreement but will respect the rights of the parties as herein developed upon receiving an executed copy of this Agreement. Payment or other performance of its contractual obligations in accordance with the policy provisions shall fully discharge the Insurer from any and all liability.

18. NOTICE.

Any notice, consent or demand required or permitted to be given under the provisions of this Agreement by one party to another shall be in writing, shall be signed by the party giving or making the same, and may be given either by delivering the same to such other party personally, or by mailing the same, by United States certified mail, postage prepaid, to such party at 1040 East Main Street, Louisville, Kentucky 40206, or as otherwise designated by either party in writing from time to time. The date of such mailing shall be deemed the date of such mailed notice, consent or demand.

19. CONTROLLING LAW.

This Agreement, and the rights of the parties hereunder, shall be governed by and construed pursuant to the laws of the Commonwealth of Kentucky, except to the extent preempted by federal law.

20. SOSP CONTROLS.

In the event of any conflicts involving the interpretation, enforcement, or prioritization of the terms' of this Agreement and the SOSP, the terms and interpretations of the SOSP shall control.

21. HEADING.

The headings at the beginning of each paragraph are for ease of reference only and are not to be resorted to in interpreting this Agreement.

22. ACKNOWLEDGMENT OF TAX TREATMENT.

Insured acknowledges that, as a split ownership agreement entered into after December 31, 2003, IRS Table 2001 (or its successor), shall be applied to his share of the death benefits payable hereunder as of each December 31, and the resulting product will be reflected as taxable compensation income/wages on his W-2 form issued by the Bank each year.

Executed at Louisville, Kentucky, this _________ day of _____________, 20__.

STOCK YARDS BANK AND TRUST COMPANY

____________________________________	____________________________________
(Witness)
By: _________________________________

Title: _______________________________

____________________________________	____________________________________
(Witness)	___________________________

ACCEPTANCE

INSURER: ___________________________

POLICY #: ___________________________

INSURED: ___________________________

BANK: STOCK YARDS BANK AND TRUST COMPANY, of Louisville, Ky.

OWNER: STOCK YARDS BANK AND TRUST COMPANY, of Louisville, Ky.

THIS ENDORSEMENT METHOD "EMPLOYER PAY-ALL, SPLIT DOLLAR" AGREEMENT WAS APPROVED AND RECORDED BY PACIFIC MUTUAL LIFE
INSURANCE COMPANY.

By: _________________________________

Title: ________________________________

Date: ________________________________

STOCK YARDS BANK AND TRUST COMPANY 2005 Restated SENIOR OFFICERS SECURITY PLAN

Exhibit 3

BENEFICIARY CHANGE FORM

Name: ________________________________

Member hereby revokes all prior beneficiary designations, and designates as Primary Beneficiary under this Agreement:
________________________________________________________________________
________________________________________________________________________

and Member hereby designates as Secondary Beneficiary under this Agreement:
________________________________________________________________________
________________________________________________________________________

The term Beneficiary as used herein, shall mean the Primary Beneficiary if such Primary Beneficiary survives the Member by at least 30 days, and shall mean the Secondary Beneficiary if Primary Beneficiary does not survive Employee by at least 30 days, and shall mean the estate of Member if neither Primary Beneficiary nor Secondary Beneficiary survives the Employee by at least 30 days. Member shall have the right to change Employee's designation of Primary Beneficiary and/or Secondary Beneficiary from time to time in such manner as shall be required by the Bank, it being agreed that no change in Beneficiary shall be effective until acknowledged in writing by Bank.

This designation supersedes that Plan Agreement dated the ___ day of __________, 20__, previously entered into by the Member and the Bank.

MEMBER:

_________________________________
(signature)

Date:_____________________________

Accepted by STOCK YARDS BANK AND TRUST COMPANY, after confirming that all insurers under any Split Dollar Agreement(s) applicable to Member have also received notice of this change:

By: ______________________________________

Title:_____________________________________

Date:_____________________________________